Exhibit 32

Certification by the Chief Executive Officer and Chief Financial Officer

Relating to a Periodic Report Containing Financial Statements

I, William J. Reuter, Chief Executive Officer, and Drew K. Hostetter, Chief Financial Officer, of Susquehanna Bancshares, Inc. (the “Company”), hereby certify that, based on our knowledge:

(1) The Company’s periodic report on Form 10-Q/A for the quarter ended March 31, 2005 (the “Form 10-Q/A”) containing financial statements fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: As of March 21, 2006

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ William J. Reuter	/s/ Drew K. Hostetter
William J. Reuter	Drew K. Hostetter